Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015 with respect to the financial statements of Tribute Pharmaceuticals Canada Inc. included in this Registration Statement (Form S-1) and related Prospectus of Aralez Pharmaceuticals Limited for the registration of the resale of 6,250,000 shares of Aralez Pharmaceuticals plc ordinary shares.

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

August 7, 2015

Toronto, Canada